Exhibit 99.1

Contact:	Peter W. Keegan Chief Financial Officer (212) 521-2950 Darren Daugherty Investor Relations (212) 521-2788 Candace Leeds Public Affairs (212) 521-2416

LOEWS CORPORATION REPORTS
NET INCOME FOR 2007

NEW YORK, February 11, 2008—Loews Corporation (NYSE:LTR;CG) today reported consolidated net income (including both the Loews Group and Carolina Group) for the 2007 fourth quarter of $512 million, compared to $746 million in the 2006 fourth quarter. Consolidated net income for the year ended December 31, 2007 was $2,489 million, compared to $2,491 million in the prior year.

Net income and earnings per share information attributable to Loews common stock and Carolina Group stock is summarized in the table below:

	December 31,
(In millions, except per share data)	Three Months		Year Ended
	2007	2006	2007	2006

Net income attributable to Loews common stock:
Income before net investment gains (losses)	$430	$530	$2,015	$2,017
Net investment gains (losses)	(53)	96	(67)	69
Income from continuing operations	377	626	1,948	2,086
Discontinued operations, net	7	(17)	8	(11)
Net income attributable to Loews common stock	384	609	1,956	2,075
Net income attributable to Carolina Group stock	128	137	533	416
Consolidated net income	$512	$746	$2,489	$2,491

Net income per share:
Loews common stock:
Income from continuing operations	$0.71	$1.14	$3.64	$3.77
Discontinued operations, net	0.01	(0.03)	0.01	(0.02)
Net income	$0.72	$1.11	$3.65	$3.75
Carolina Group stock	$1.18	$1.26	$4.91	$4.46
Book value per share of Loews common stock at:
December 31, 2007	$32.40
December 31, 2006	$30.14

Three Months Ended December 31, 2007 Compared with 2006

    Net income attributable to Loews common stock for the fourth quarter of 2007 amounted to $384 million, or $0.72 per share, compared to $609 million, or $1.11 per share, in the comparable period of the prior year. The decrease in net income reflects reduced investment income and decreased results at the Company’s 51% owned subsidiary, Diamond Offshore Drilling, Inc., primarily due to additional tax expense as a result of the repatriation of foreign earnings. Net income in 2007 reflects the July 31, 2007 acquisition, by the Company’s newly formed subsidiary HighMount Exploration & Production LLC, of certain natural gas exploration and production assets from Dominion Resources, Inc.

    Net income attributable to Loews common stock includes net investment losses of $53 million (after tax and minority interest) in the fourth quarter of 2007 compared to net investment gains of $96 million (after tax and minority interest) in the prior year. The net investment losses in the fourth quarter of 2007 were primarily driven by $167 million (after tax and minority interest) of other-than-temporary impairment losses at the Company’s 89% owned subsidiary, CNA Financial Corporation.

    Net income per share of Carolina Group stock for the fourth quarter of 2007 was $1.18 per share, compared to $1.26 per share in the prior year. The decrease in net income is primarily due to a charge of $46 million, after taxes, related to litigation, partially offset by a lower effective tax rate as compared to 2006.

Consolidated revenues in the fourth quarter of 2007 amounted to $4.6 billion, compared to $4.8 billion in the comparable period of the prior year.

Year Ended December 31, 2007 Compared with 2006

    Net income attributable to Loews common stock in 2007 amounted to $1,956 million, or $3.65 per share, compared to $2,075 million, or $3.75 per share, in the prior year. The decrease in net income reflects reduced investment income, reduced results at CNA and a decrease in the share of Carolina Group earnings attributable to Loews common stock, due to the sale of Carolina Group stock in August and May of 2006, partially offset by higher results from Lorillard, Inc.

    Net income attributable to Loews common stock includes net investment losses of $67 million (after tax and minority interest) in 2007 compared to net investment gains of $69 million (after tax and minority interest) in the prior year. The net investment losses in 2007 were primarily driven by $428 million (after tax and minority interest) of other-than-temporary impairment losses at CNA which were partially offset by a gain of $93 million (after tax) related to a reduction in the Company’s ownership interest in Diamond Offshore from the conversion of Diamond Offshore’s 1.5% convertible debt into Diamond Offshore common stock.

    Net income per share of Carolina Group stock for 2007 was $4.91 per share, compared to $4.46 per share in the prior year. The increase in net income is primarily due to higher effective unit prices resulting from price increases in December 2006 and September 2007, lower sales promotion expenses and a lower effective tax rate, partially offset by an increase in expenses for the State Settlement Agreements and a charge related to litigation.

     Consolidated revenues in 2007 amounted to $18.4 billion, compared to $17.7 billion in the prior year.

# # #

    At December 31, 2007, there were 529,683,628 shares of Loews common stock outstanding and 108,459,141 shares of Carolina Group stock outstanding. During the year ended December 31, 2007, the Company purchased 14,789,949 shares of Loews common stock at an aggregate cost of $672 million. Depending on market conditions, the Company from time to time purchases shares of its, and its subsidiaries’, outstanding common stock in the open market or otherwise.

    The Company has two classes of common stock: (i) Carolina Group stock, a tracking stock intended to reflect the economic performance of a group of the Company’s assets and liabilities, called the Carolina Group, principally consisting of the Company’s subsidiary Lorillard; and (ii) Loews common stock, which represents the economic performance of the Company’s remaining assets, including the interest in the Carolina Group not represented by Carolina Group stock. At December 31, 2007, the outstanding Carolina Group stock represented a 62.4% interest in the economic performance of the Carolina Group.

    On December 17, 2007, the Company announced that its Board of Directors has approved a plan to spin-off its entire ownership interest in Lorillard to holders of Carolina Group stock and Loews common stock in a tax-free transaction, as a result of which the Carolina Group, and all of the Carolina Group stock, would be eliminated and Lorillard would become a separate publicly traded company.

    The transaction would be accomplished by the Company through its (i) redemption of all outstanding Carolina Group stock in exchange for shares of Lorillard common stock, with holders of Carolina Group stock receiving one share of Lorillard common stock for each share of Carolina Group stock they own, and (ii) disposition of its remaining Lorillard common stock in an exchange offer for shares of outstanding Loews common stock, or as a pro rata dividend to the holders of Loews common stock.

    Completion of the proposed transaction is subject to a number of conditions, as described in the Loews press release, dated December 17, 2007, a copy of which is posted on the Company’s website.

# # #

CONFERENCE CALLS

    A conference call to discuss the fourth quarter results of Loews Corporation has been scheduled for 11:00 a.m. EST, Monday, February 11, 2008. A live webcast of the call will be available online at the Loews Corporation website (www.loews.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (877) 692-2592, or for international callers, (973) 582-2757. The conference ID number is 31845147.

A conference call to discuss the fourth quarter results of CNA has been scheduled for 10:00 a.m. EST, Monday, February 11, 2008. A live webcast will be available online at http://investor.cna.com. Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session should dial (888) 277-7138, or for international callers, (913) 981-5542.

    A conference call to discuss the fourth quarter results of Boardwalk Pipeline Partners, LP has been scheduled for 9:00 a.m. EST, Monday, February 11, 2008. A live webcast of the call will be available online at the Boardwalk Pipeline website (www.boardwalkpipelines.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session should dial (866) 543-6411, or for international callers, (617) 213-8900. The PIN number to access the call is 47472032.

    A conference call to discuss fourth quarter results of Diamond Offshore was held on Thursday, February 7, 2008. An online replay is available at the Diamond Offshore website (www.diamondoffshore.com).

# # #

ABOUT LOEWS CORPORATION

    Loews Corporation, a holding company, is one of the largest diversified corporations in the United States. Its principal subsidiaries are CNA Financial Corporation (NYSE: CNA); Lorillard, Inc.; Diamond Offshore Drilling, Inc. (NYSE: DO); HighMount Exploration & Production LLC; Boardwalk Pipeline Partners, LP (NYSE: BWP); and Loews Hotels.

# # #

FORWARD-LOOKING STATEMENTS

Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company, CNA, Diamond Offshore and Boardwalk Pipeline. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Important factors that could cause actual events to differ from those described include, but are not limited to, satisfaction of the conditions to completion of the proposed spin-off transaction noted herein. Therefore, no assurance can be given that the spin-off will be consummated on the current terms or otherwise. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries
Financial Review

	December 31,
	Three Months		Years Ended
	2007	2006	2007	2006

	(Amounts in millions, except per share data)

Revenues:
Insurance premiums and net investment income (a)	$2,414	$2,925	$10,241	$10,614
Manufactured products (b)	957	937	3,969	3,755
Other	1,196	949	4,170	3,333
Total	4,567	4,811	18,380	17,702

Expenses:
Insurance claims & policyholders’ benefits	1,513	1,601	6,009	6,047
Cost of manufactured products sold (b) (c)	535	522	2,307	2,160
Other	1,572	1,350	5,489	5,047
Total	3,620	3,473	13,805	13,254

	947	1,338	4,575	4,448

Income tax expense	311	412	1,481	1,442
Minority interest	131	163	613	504
Total	442	575	2,094	1,946

Income from continuing operations	505	763	2,481	2,502
Discontinued operations, net	7	(17)	8	(11)

Net income	$512	$746	$2,489	$2,491

Net income attributable to:
Loews common stock:
Income from continuing operations	$377	$626	$1,948	$2,086
Discontinued operations, net	7	(17)	8	(11)
Loews common stock	384	609	1,956	2,075
Carolina Group stock (d)	128	137	533	416
	$512	$746	$2,489	$2,491

Income per share of Loews common stock:
Income from continuing operations	$0.71	$1.14	$3.64	$3.77
Discontinued operations, net	0.01	(0.03)	0.01	(0.02)
Diluted net income	$0.72	$1.11	$3.65	$3.75

Diluted net income per share of Carolina Group stock	$1.18	$1.26	$4.91	$4.46

Weighted diluted number of shares:
Loews common stock	530.94	548.37	536.00	553.54
Carolina Group stock	108.61	108.44	108.57	93.47

(a)
Includes investment gains (losses) of $(91), $155, $(132) and $101 for the respective periods. The year ended December 31, 2007 includes a gain of $143 ($93 after tax) related to a reduction in the Company’s ownership interest in Diamond Offshore from the conversion of Diamond Offshore’s 1.5% convertible debt into Diamond Offshore common stock.

(b)	Includes excise taxes of $165, $172, $688 and $699 paid on sales of manufactured products for the respective periods.
(c)	Includes charges of $247, $215, $1,048 and $911 ($172, $134, $680 and $560 after taxes) to accrue obligations at Lorillard under the State Settlement Agreements for the respective periods.
(d)	Represents 62.4%, 62.3%, 62.4% and 54.8% of the economic interest in the Carolina Group for the respective periods.

Loews Corporation and Subsidiaries
Additional Financial Information

	December 31,
	Three Months		Years Ended
	2007	2006	2007	2006
	(In millions)
Revenues:
CNA Financial	$2,509	$2,689	$10,196	$10,290
Lorillard (a)	976	969	4,075	3,859
Diamond Offshore	682	596	2,617	2,102
HighMount	174		274
Boardwalk Pipeline	181	176	671	618
Loews Hotels	99	91	384	371
Investment income, net	32	135	295	349
Other and eliminations (b)	5			12
	4,658	4,656	18,512	17,601
Investment gains (losses):
CNA Financial	(93)	154	(310)	92
Corporate and other (c)	2	1	178	9
	(91)	155	(132)	101
Total	$4,567	$4,811	$18,380	$17,702

Income Before Taxes:
CNA Financial	$308	$346	$1,544	$1,575
Lorillard (d)	120	157	560	667
Diamond Offshore	295	293	1,239	960
HighMount	62		92
Boardwalk Pipeline	73	65	229	198
Loews Hotels	13	8	60	48
Investment income, net	32	135	295	349
Other (b)	(48)	(41)	(132)	(127)
	855	963	3,887	3,670
Investment gains (losses):
CNA Financial	(93)	154	(310)	92
Corporate and other (c)	2		176	9
	(91)	154	(134)	101

Loews common stock	764	1,117	3,753	3,771
Carolina Group stock (e)	183	221	822	677
Total	$947	$1,338	$4,575	$4,448

Net Income:
CNA Financial	$201	$224	$950	$979
Lorillard (d)	84	98	363	410
Diamond Offshore (f)	76	110	396	352
HighMount	38		57
Boardwalk Pipeline (g)	32	35	106	103
Loews Hotels	7	3	36	29
Investment income, net	22	88	194	228
Other (b)	(30)	(28)	(87)	(84)
	430	530	2,015	2,017

Investment gains (losses):
CNA Financial	(54)	96	(180)	63
Corporate and other (c)	1		113	6
	(53)	96	(67)	69

Income from continuing operations	377	626	1,948	2,086
Discontinued operations, net	7	(17)	8	(11)
Loews common stock	384	609	1,956	2,075
Carolina Group stock (e)	128	137	533	416
Total	$512	$746	$2,489	$2,491

(a)	Includes excise taxes of $165, $172, $688 and $699 paid on sales of manufactured products for the respective periods.
(b)	Consists primarily of corporate interest expenses and other unallocated expenses.
(c)
Includes a gain of $143 ($93 after tax), for the year ended December 31, 2007, related to a reduction in the Company’s ownership interest in Diamond Offshore from the conversion of Diamond Offshore’s 1.5% convertible debt into Diamond Offshore common stock.

(d)	The Loews Group’s intergroup interest in the earnings of the Carolina Group declined from 46.3% in 2006 to 37.6% in 2007 due to the sales of Carolina Group stock by Loews in August and May of 2006.
(e)	Represents 62.4%, 62.3%, 62.4% and 54.8% of the economic interest in the Carolina Group for the respective periods.
(f)	Includes additional tax expense of approximately $30 million, after minority interest, related to the repatriation of foreign earnings.
(g)
Represents 72.1%, 83.2%, 75.2% and 84.9% ownership interest in Boardwalk Pipeline for the respective periods. Boardwalk Pipeline issued 6.9 million common units in the fourth quarter of 2006, 8.0 million common units in the first quarter of 2007 and 7.5 million common units in the fourth quarter of 2007.